UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/29/2009

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53290

Delaware	26-2940963
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10005 Muirlands Boulevard
Suite G, First Floor
Irvine, California, 92618
(Address of principal executive offices, including zip code)

949-419-0288
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

The information disclosed in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02.    Unregistered Sales of Equity Securities

On November 29, 2009, (the "Effective Date") ChromaDex Corporation, a Delaware corporation, or ChromaDex, raised $500,000 by selling 958,406 shares of its common stock at a price of $0.5217 per share (the "First Sale") in a private placement offering pursuant to a Subscription Agreement (the "Subscription Agreement") with Jinke Group (Hong Kong) Ltd (the "Investor"). Pursuant to the terms of the Subscription Agreement, the Investor has also subscribed to purchase an additional 958,405 shares of ChromaDex's common stock at a price of $0.5217 per share (the "Second Sale") on or before December 20, 2009. Consideration of $500,000 from the Second Sale would bring the total capital raised by ChromaDex to $1,000,000 for the sale of a total of 1,916,811 shares of common stock to the Investor. Along with the shares of restricted common stock, the Investor also received a warrant to purchase 1,333,334 shares of common stock at an exercise price of $.80 per share, exercisable for five years (the "Warrant Shares"). If the Investor does not tender consideration for the Second Sale on or before December 20, 2009, then the Warrant Shares will automatically be reduced from 1,333,334 to 666,667. 666,667 of the Warrant Shares are immediately exercisable and 666,667 of the Warrant Shares shall not be exercisable until (1) the additional consideration for the Second Sale has been tendered to ChromaDex and (2) December 21, 2009. The Warrant Shares have an accelerated expiration period in the event that ChromaDex's common stock trades at no less than $1.60 for at least 90 consecutive trading days (the "Acceleration Period"). Effective immediately upon the Company's written notification to the Investor at any time following the Acceleration Period, (the "Notice Date") the expiration date of the Warrant Shares shall become either (i) the fifth anniversary of the Effective Date or (ii) the one-year anniversary of the Notice Date, whichever occurs first. The shares and Warrant Shares were issued in reliance on the exemption from registration for accredited investors provided by Rule 506 promulgated pursuant to Regulation D under the Securities Act of 1933, as amended.

         The Investor received certain piggy-back and demand registration rights with respect to the shares and Warrant Shares purchased in the private placement offering. The demand registration rights are exercisable by the Investor at any time after the five-year anniversary of the Effective Date for a registration that covers registrable securities with aggregate gross proceeds to ChromaDex of at least $1,000,000.

        A copy of the Subscription Agreement which includes as exhibits copies of the Form of Warrant to purchase shares of Common Stock of ChromaDex pursuant to which the warrants were issued and the Form of Registration Rights Agreement pursuant to which the registration rights were granted is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
The following Exhibit is filed herewith:
Exhibit
Number       Exhibit Title_____________________________________________________________________________

    4.1        Form of Warrant to Purchase Shares of Common Stock of ChromaDex Corporation (1)

    4.2        Form of Registration Rights Agreement (1)

    10.1        Subscription Agreement, dated November 29, 2009, between Jinke Group (Hong Kong) Ltd and ChromaDex Corporation.

(1)   Incorporated by reference to Exhibit 10.1 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Date: December 03, 2009	By:	/s/ Frank L. Jaksch Jr.
Frank L. Jaksch Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Subscription Agreement, dated November 29, 2009, between Jinke Group (Hong Kong) Ltd and ChromaDex Corporation.